UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2022

RumbleOn, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38248	46-3951329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 W. Walnut Hill Lane
Irving, Texas	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 771-9952

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following matters were voted upon at the 2022 Annual Meeting of Stockholders of RumbleOn, Inc. (the “Company”) held on June 14, 2022 (the “Annual Meeting”). Each stockholder of Class A common stock was entitled to ten votes per share on each of the two director nominees and on each other matter properly presented at the Annual Meeting. Each stockholder of Class B common stock was entitled to one vote per share on each of the two director nominees and on each other matter properly presented at the Annual Meeting.

Proposal 1 – Election of two Class I directors, serving for a term ending at the 2025 Annual Meeting of Stockholders, or until their successors are duly elected and qualified.

Class A Common Stock

Nominee	Votes For	Withheld
Peter Levy	50,000	0
Denmar Dixon	50,000	0

Class B Common Stock

Nominee	Votes For	Withheld
Peter Levy	6,636,332	3,876,149
Denmar Dixon	6,531,698	3,980,783

There were no broker non-votes on this proposal.

Proposal 2 – Advisory approval of the Company’s executive compensation.

Class A Common Stock

Votes For	Votes Against	Abstain
50,000	0	0

Class B Common Stock

Votes For	Votes Against	Abstain
6,562,514	2,766,068	1,183,899

There were no broker non-votes on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: June 14, 2022	By:	/s/ Marshall Chesrown
Marshall Chesrown
Chief Executive Officer

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